EXHIBIT 10.1

ORGANA GARDENS INTERNATIONAL INC.
(the “Company”)

Officer and Director Resignation

I hereby resign as Director and Officer of the Company, effective immediately.

Dated:  June 24, 2011

/s/:  Matt Kelly

Matt Kelly